THIRD AMENDMENT TO THE AGREEMENT AND
PLAN OF MERGER

This Third Amendment to the Agreement and Plan of Merger (the “Amendment”) is entered into as of December 21, 2006 to be effective as of August 23, 2006, by and among Solar Power, Inc., a California corporation (“SPI”), Solar Power, Inc., a Nevada corporation formerly known as Welund Fund, Inc. (the “Company”) and Welund Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”). SPI, Company and Merger Sub also collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, SPI, the Company and the Merger Sub are parties to that certain Agreement and Plan of Merger dated August 23, 2006, as amended by that certain First Amendment to the Agreement and Plan of Merger dated October 4, 2006 and as further amended by the Second Amendment to the Agreement and Plan of Merger dated December 1, 2006 (the “Merger Agreement”).

WHEREAS, the Merger Agreement provides that the “Final Date” (as defined in the Merger Agreement) can be extended by mutual consent and the parties have extended the Final Date to January 5, 2007 by mutual consent on December 21, 2006.

WHEREAS, SPI, the Company and the Merger Sub desire to amend the Merger Agreement to reflect the extension of the Final Date to January 5, 2007.

WHEREAS, SPI has indicated to the Company that they are in the final stages of resolving any remaining issues with the auditors in connection with SPI’s audited financial statements.

WHEREAS, SPI, the Company and the Merger Sub also desire to clarify their intent that all outstanding stock options of SPI shall at the Effective Time (as defined in the Merger Agreement) be substituted for stock options issued under the Company’s 2006 Equity Incentive Plan.

WHEREAS, the capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.      Final Date. The last sentence of Section 10.1 of the Merger Agreement is hereby amended as follows:

“As used herein, the “Final Date” shall be January 5, 2007 or as otherwise extended by mutual consent.”

2.      SPI’s Stock Option Plan and Options. Section 2.1(b)(v) of the Merger Agreement is hereby amended as follows:

“(v)  At the Effective Time, each holder of then outstanding options to purchase or otherwise acquire shares of SPI (“SPI Option”), whether or not such SPI Option is then exercisable, issued pursuant to the SPI 2006 Equity Incentive Plan (“SPI Option Plan”) or otherwise, will be granted awards under the Company's 2006 Equity Incentive Plan ("Company Option Plan") in substitution for awards issued under the SPI Option Plan (the “Substituted Option”). The Company Option Plan is substantially similar in all material respects to the SPI Option Plan and each Substituted Option shall continue to have, and be subject to, substantially similar terms and conditions set forth in such option and, if applicable, in the SPI Option Plan, immediately before the Effective Time, including provisions with respect to vesting (except as amended to terminate vesting provisions), except that each Substituted Option will be exercisable for that number of shares of common stock of the Company, $.0001 par value, equal to the number of shares of SPI common stock that were issuable upon the exercise of such option immediately before the Effective Time. The duration and others terms of each Substituted Option shall be the same as the original option, including the exercise price for such shares, which shall also remain the same, provided however, all references to SPI shall be deemed to be references to the Company.

The Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Company’s Common Stock for delivery upon the exercise of Substituted Options.”

3.    Effect of Amendment. Except as expressly modified by the provisions hereof, the Merger Agreement is in all respects ratified and confirmed, and shall continue in full force and effect in accordance with its terms. To the extent that there are any inconsistencies between this Amendment and the Merger Agreement, the terms and provisions of this Amendment shall prevail.

4.    Entire Agreement. The Merger Agreement and this Amendment, taken as a whole, shall supersede any and all agreements, either oral or written, between the Parties with respect to its subject matter.

5.    Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile) each of which when so executed will be deemed an original and all of which, when taken together, will constitute one and the same agreement.

SIGNATURE PAGE IMMEDIATELY FOLLOWS

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SOLAR POWER, INC., a California corporation

By: /s/ Stephen C. Kircher
Name: Stephen C. Kircher
Title: Chief Executive Officer and Chairman of Board

SOLAR POWER, INC., formerly WELUND FUND, INC., a Nevada corporation

By: /s/ Terrell W. Smith
Name: Terrell W. Smith
Title: Vice President and Treasurer

WELUND ACQUISITION CORP., a Nevada corporation

By: /s/ Terrell W. Smith
Name: Terrell W. Smith
Title: President